ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT (the "Asset Purchase Agreement" or "Agreement") is made and entered into effective this ___ day of December, 2002, by and among Acadian Life Insurance Company, a Louisiana insurance corporation ("ALIC"), and Acadian Financial Group, Inc., a Louisiana corporation ("AFG" and collectively with ALIC referred to as "Seller") and Security National Life Insurance Company, a Utah insurance corporation ("Security National Life") and Security National Financial Corporation, a Utah corporation ("Security National" and collectively with Security National Life referred to as "Buyer").

                                   WITNESSETH:

WHEREAS, Buyer and Seller have entered into a Coinsurance Agreement (the "Coinsurance Agreement"), pursuant to which Seller and Buyer will agree to reinsure all of the assumed liabilities relating only to policies with certain reinsured policies as defined in the Coinsurance Agreement; and

WHEREAS, upon approval of Coinsurance Agreement by the Louisiana and Mississippi Insurance Departments, certain insurance business and operations of Seller as set forth herein will be transferred to Buyer; and

WHEREAS, in connection with this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller certain tangible and intangible assets as described below (the "Assets") of Seller, as set forth in more detail below; and

WHEREAS, Buyer further agrees to assume certain obligations of Seller, as set forth in more detail below;

NOW, THEREFORE, in consideration of the mutual and reciprocal covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, Seller and Buyer hereby agree as follows:

     1. Purchase of Computer Hardware. The parties acknowledge that Seller is in the possession of computer hardware listed and described on Schedule A attached hereto and incorporated herein by reference (the "Computer Hardware"). For a period of sixty (60) days following Closing, Buyer shall have the right to purchase all or part of the Computer Hardware for a price not to exceed $13,000. If Buyer elects to purchase all or part of the Computer Hardware, then at the completion of said purchase, Seller shall transfer and convey to Buyer all of Seller's right, title and interest in and to the Computer Hardware purchased by Buyer. Buyer hereby acknowledges that all of the Computer Hardware is purchase in "as is" condition and that none of the Computer Hardware is under manufacturer or other warranty, except as specifically described on Schedule A. At the Closing of any such Computer Hardware purchase, Seller shall deliver to Buyer a Bill of Sale, without warranty, and Buyer shall deliver to Seller the Purchase price set forth in Section 5, below. 1.

     2.   Purchase of Computer Software.

     2.1 Licensed Software. The parties acknowledge that Seller currently holds a license from International Business Machines ("IBM") for certain software utilized in the maintenance of Seller's general ledger accounting records, for use on Seller's AS400 computer (the "Licensed Software"). At Closing, Seller shall assign and transfer to Buyer and Buyer shall assume from Seller, all of Seller's rights and obligations in and to the Licensed Software.

     2.2 Owned Software. The parties acknowledge that, in addition to the Licensed Software, Seller is also in the possession of other software, developed by employees or contractors of either Gulf National Life Insurance Company or Seller and utilized by Seller in accounting for premiums received, reserve computations, and for other purposes (the "Owned Software"). For a period of sixty (60) days following Closing, Buyer shall have the right to purchase all or part of the Owned Software for a price not to exceed $75,000. If Buyer elects to purchase all or part of the Owned Software, then at the completion of said purchase, Seller shall transfer and assign to Buyer all of Seller's right, title and interest in and to the Owned Software purchased by Buyer. Buyer hereby acknowledges that such transfer shall be without any warranty, including, but not limited to any warranty of fitness for a particular purpose.

     2.3 Transfer of Software Rights. At Closing, Seller shall deliver to Buyer an Assignment of all rights of Seller in and to the Licensed Software and the Owned Software, without warranty, and Buyer shall deliver to Seller the purchase price set forth in Section 5, below.

     3. Purchase of Furniture and Equipment. At Closing, Seller shall transfer and convey to Buyer, and Buyer shall purchase from Seller, all furniture, equipment and other personal property listed and described on Schedule B attached hereto and incorporated herein by reference (the "Furniture and Equipment"). At Closing, Seller shall deliver to Buyer a Bill of Sale, without warranty, and Buyer shall deliver to Seller the purchase price set forth in Section 5, below. Buyer acknowledges that the Furniture and Equipment are purchased in "as is" condition.

     4. Purchase of Name. The parties acknowledge that Seller is an insurance corporation organized and existing under the laws of the State of Louisiana, and that Seller uses the name "Gulf National Life Insurance Company." Except as set forth in Schedule C attached hereto, promptly following Closing, Seller shall assign and transfer to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in the name "Gulf National Life Insurance Company," including the right to use the words "Gulf National Life" alone or as a part of any other trade name, as well as the logo "GNL." At Closing, Seller shall deliver to Buyer an Assignment of Seller's rights in the name "Gulf National Life Insurance Company," without warranty, and Buyer shall deliver to Seller the purchase price set forth in Section 5, below. This paragraph shall not prevent the continued use by Seller following the Closing of the name Gulf National Benefits Association and its marketing and collection agent, Gulf National Mississippi
          Benefits, LLC, which Seller represents and warrants will not be offering any funeral insurance products. 1.

     5. Purchase Price. The purchase price for the Computer Hardware, the Licensed Software, the Owned Software, the Furniture and Equipment, and the name, shall be as set forth below, and shall be payable in cash at Closing:

                Computer Hardware                       $13,000.00
                Licensed Software                       $    10.00
                Owned Software                          $75,000.00
                       (Unamortized cost)
                Furniture and Equipment                 $    10.00
                Name                                    $   100.00

     6. Sublease of Real Property. At Closing Seller shall sublease to Buyer or an affiliate of Buyer, and Buyer or an affiliate shall sublease from Seller, that certain real property located at 6522 Dogwood View Parkway, Jackson, Mississippi (the "Real Property"), currently subleased by Seller from Underwood Investment Company, GP, for Lakeover Partnership, LP pursuant to the terms of that certain Lease entered into on or about August 26, 1998 (the "Lease"). The duration of the term of the sublease to be entered into between Seller and Buyer (or Buyer's affiliate) shall be identical to the remaining term of the Lease, as amended by that certain letter agreement dated April 2, 2001. Such sublease shall provide for the assumption by Buyer of all obligations of Seller under the terms of the Lease, and shall vest in Buyer all rights of Seller in and to the use and possession of the Real Property.

     7.   Assignment and Assumption of Certain Agreements and Arrangements.

     7.1 Mortimer Agency Agreement. The parties acknowledge that Gulf National Life Insurance Company and Robert B. Mortimer entered into an Agency Agreement on or about August 26, 1997 (the "Mortimer Agency Agreement"), a true and correct copy of which is attached hereto as Schedule D and incorporated herein by reference. On June 15, 2001, Gulf National Life Insurance Company assigned all of its right, title and interest in and to the Mortimer Agency Agreement to Seller. At Closing, Seller shall assign and transfer to Buyer, and Buyer shall assume from Seller, all of Seller's right, title and interest in and to the Mortimer Agency Agreement, and Seller shall designate Buyer as the successor to Seller pursuant to the terms of Paragraph 7 of the Mortimer Agency Agreement.

     7.2  Agreements with Willis N. Puckett, II.

          (a) Puckett Non-Compete Agreement. The parties acknowledge that Gulf National Life Insurance Company and Willis N. Puckett, II entered into an Agreement Not to Compete on or about January 30, 1998 (the "Puckett Non-Compete Agreement"), a true and correct copy of which is attached hereto as Schedule E and incorporated herein by reference. On June 15, 2001, Gulf National Life Insurance Company assigned all of its rights and obligations under the Puckett Non-Compete Agreement to Seller. At Closing, Seller shall assign to Security National Life, and Security National Life shall assume from Seller, all of Seller's rights and obligations under the Puckett Non-Compete Agreement. Pursuant to the provisions of Paragraph 6(d) of the Puckett Non-Compete Agreement, Buyer hereby specifically agrees to be bound by all of the terms of the Puckett Non-Compete Agreement, from and after the date of Closing.

          (b) Puckett Stock Purchase Agreement. The parties acknowledge that Gulf National Life Insurance Company and Willis N. Puckett, II entered into an Agreement to Purchase Corporate Stock on or about January 30, 1998 (the "Puckett Stock Purchase Agreement"), a true and correct copy which is attached hereto as Schedule F and incorporated herein by reference. At Closing, Seller shall assign to Buyer, and Buyer shall assume Seller's rights and obligations pursuant to the Puckett Stock Purchase Agreement, including, but not limited to, Seller's obligations to maintain an office in Columbus, Mississippi on the terms and conditions and for the period of time set forth in the Puckett Stock Purchase Agreement.

7.3  Pearce Agreements.

          (a) Pearce Agency Agreement. The parties acknowledge that Gulf National Life Insurance Company and Charlotte Pearce, et al. entered into an Agency Agreement on or about November 5, 1998 (the "Pearce Agency Agreement"), a true and correct copy of which is attached hereto as Schedule G and incorporated herein by reference. At Closing, Seller shall assign and transfer to Buyer, and Buyer shall assume from Seller, all of Seller's right, title and interest in and to the Pearce Agency Agreement, and Seller shall designate Buyer as the successor to Seller pursuant to the terms of Paragraph 7 of the Pearce Agency Agreement.

          (b) Pearce Non-Compete Agreement. The parties acknowledge that Seller and John E. Pearce and Charlotte Pearce entered into an Agreement Not to Compete on or about November 5, 1998 (the "Pearce Non-Compete Agreement"), a true and correct copy of which is attached hereto as Schedule H and incorporated herein by reference. On June 15, 2001, Gulf National Life Insurance Company assigned all of its rights and obligations under the Pearce Non-Compete Agreement to Seller. At Closing, Seller shall assign to Buyer, and Buyer shall assume from Seller, all of Seller's rights and obligations under the Pearce Non-Compete Agreement. Pursuant to the provisions of Paragraph 6(d) of the Pearce Non-Compete Agreement, Buyer hereby specifically agrees to be bound by all of the terms of the Pearce Non-Compete Agreement, from and after the date of Closing.

          (c) Pearce Trust Rollover Agreement. The parties acknowledge that Seller and John E. Pearce, Colonial Chapel, Inc. and Brookhaven Funeral Home, Inc. entered into an Agreement to Purchase Group Master Insurance Policies and to Establish Agency Relationship on or about October 26, 1998 (the "Pearce Trust Rollover Agreement"). On June 15, 2001, Gulf National Life Insurance Company assigned all of its rights and obligations under the Pearce Trust Rollover Agreement to Seller. At Closing, Seller shall assign to Buyer, and Buyer shall assume from Seller all of Seller's rights and obligations under the Pearce Trust Rollover Agreement, including, but not limited to, Seller's obligations to maintain trust funds in a banking institution selected by John E. Pearce or his corporate affiliates, pursuant to Paragraph 2 of the Pearce Trust Rollover Agreement.

7.4 Billing Arrangements with Certain Funeral Homes. The parties acknowledge that Seller currently performs certain billing functions for and on behalf of Hulett-Winstead Funeral Home, in Hattiesburg, Mississippi, Memory Chapel Funeral Home in Laurel, Mississippi and Randy Rowell Agency in Columbia, Mississippi, on a monthly basis, at no charge. The parties further acknowledge that no written agreements are in existence with respect to these billing services performed by Seller. Buyer agrees, from and after the date of Closing, to continue performing such services for and on behalf of Hulett-Winstead Funeral Home, Memory Chapel Funeral Home and Randy Rowell Agency, for so long as each such entity remains an agent of Buyer, with respect to the sales of any insurance product.

7.5 Funeral Home Trust Agency Agreement. The parties acknowledge that Gulf National Life Insurance Company has entered into Agency Agreements with (a) Deposit Guaranty National Bank, now known as AmSouth Bank, on or about July 23, 1991; (b) Peoples Bank of Biloxi, on or about January 29, 1990; (c)
     Trustmark National Bank, on or about November 27, 1989; and The Peoples Bank of Biloxi, on or about December 21, 1998 (collectively the "Funeral Home Trust Fund Agency Agreements"), as amended by certain Addenda to Agency Agreements entered into or to be entered into between Seller and each such bank, true and correct copies of all of which are attached hereto as composite Schedule I and incorporated herein by reference. On June 15, 2001, Gulf National Life Insurance Company transferred all of its interest in the Funeral Home Trust Fund Agency Agreements to Seller. Among other provisions, each Agency Agreement provides that the respective bank will invest certain trust assets received from funeral homes in policies of insurance issued by Seller; that Seller will issue policies and/or annuities to such bank; and that all policies issued by Seller shall earn at least a guaranteed rate of interest of at least 4%. At Closing, Seller shall assign and transfer to Buyer, and Buyer shall assume from Seller, all of Seller's right, title and interest in and to the Funeral Home Trust Fund Agency Agreement, and Buyer shall assume from Seller all of Seller's obligations thereunder.

7.6  Capital Mutual Insurance  Company  ("CMIC").  Buyer  acknowledges that Gulf
     National Life Insurance Company consummated an assumption reinsurance transaction with CMIC, effective January 1, 2001, pursuant to which transaction Gulf National Life Insurance Company paid to CMIC a ceding fee of $143,500 (the "CMIC Ceding Fee"). Seller represents that the insurance business of CMIC is included within the insurance business of Seller transferred to Buyer under the Coinsurance Agreement.

7.7 Indemnification. Seller shall indemnify and hold Buyer harmless from and against any and all claims, liabilities, damages and demands (including expenses and reasonably attorney's fees) resulting from any breach by Seller of any of its obligations under any of the agreements referenced to in this Section 7, occurring or arising prior to Closing. Buyer shall likewise indemnify and hold Seller harmless from and against any and all claims, liabilities, damages and demands (including expenses and reasonable attorney's fees) resulting from any breach by Buyer of any of its obligations under any of the agreements referred to in this Section 7, occurring or arising from and after the Closing, all of which agreements are hereby specifically assumed by Buyer.

8. Agreement Not to Compete. For a period of five (5) years from and after the date of Closing, Seller agrees that it shall not, within the State of Mississippi, (i) engage, either directly or indirectly, in the sale of industrial life insurance, other funeral insurance, pre-need contracts, ordinary life insurance, life insurance trusts, credit life and credit accident and health insurance, property and casualty insurance, annuities, or any similar or related products or services for or on behalf of any company or other entity, other than Buyer, without the prior written consent of Buyer; or (ii) own or otherwise participate financially in any business, firm, partnership, corporation or other entity, whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise, that sells or underwrites, or issues any policies of industrial life insurance, other funeral insurance, pre-need contracts, ordinary life insurance, life insurance trusts, credit life and credit accident and health insurance, property and casualty insurance, annuities, or any other similar or related products or services, or engages in any activity relating in any way to the issuance, sales or servicing of insurance policies, without the prior written consent of Buyer. This Agreement shall not be deemed to prohibit Seller from investing in any entity in which Seller holds less than 5% of the equity ownership thereof. Additionally, at Closing, Seller agrees to deliver to Buyer separate covenants not to compete, on the same terms as set forth hereinabove, executed by Jeremiah J. O'Keef, Sr., Susan O'Keefe Snyder, Jeffrey H. O'Keefe, Kathryn O'Keefe Kaye, and Virginia O'Keefe. This paragraph shall not prevent Seller from continuing its "Funds in a Flash" insurance factoring program in the state of Mississippi.

9. Representations. Warranties and Agreements of Seller and Shareholder. Seller represents, warrants and agrees, as of the date hereof, that:

9.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, with full corporate power and authority to conduct its business as such business is now being conducted, and has all requisite corporate power and authority to execute and perform this Agreement and the transactions contemplated hereby. Seller is qualified to do business in all states where the failure to be so qualified would have a material adverse effect on the Assets.

9.2 No Violation: No Consents. Seller has taken or will take prior to Closing all necessary or appropriate action to enable it to enter into, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and the performance of this Agreement, and the consummation of the transactions contemplated hereby, will not violate any provision of the Articles of Incorporation or Bylaws of Seller, or, to the best knowledge of Seller, violate or result in the breach of any term or provision of or constitute a default or accelerate maturities under any loan or any other similar agreement, instrument, indenture, mortgage, deed of trust, or other restriction to which Seller is a party or by which any of Seller's property is bound.

9.3 Validity of Agreement. This Agreement and the transactions contemplated hereby have been, or shall have been prior to Closing, duly authorized and approved by the Board of Directors and the shareholders of Seller, and this Agreement has been duly executed and delivered by Seller and is the legal, valid and binding obligation, enforceable in accordance with its terms, of Seller. No other proceedings are necessary to authorize this Agreement and the transactions contemplated hereby, or the performance or compliance by Seller with any of the terms, provisions or conditions hereof.

9.4 Assets. (a) Seller has good and marketable title to all the Assets, including the Computer Hardware, Licensed Software, Owned Software, and Furniture and Equipment. All personal property is in good working order and operating condition and is free and clear of all liens, security interests, mortgages, deeds of trust, pledges, conditional sales contracts, charges, leases, claims, administrative orders or decrees or encumbrances whatsoever (except as disclosed in Schedule 9.4(A)). To the best knowledge of Seller, all the Assets are in compliance with all applicable laws and governmental regulations. All of the Assets are in the possession of Seller or its customers and, if in the possession of customers, are held pursuant to binding agreements (whether written or oral) obligating the customer to return or reimburse Seller for such property.

          (b) All real property owned by, leased to or otherwise occupied by Seller for use in the conduct of the business (the "Real Property") is listed on Schedule 9.4(B). To the best knowledge of Seller, the present use of each parcel of Real Property is in compliance with all applicable zoning ordinances (or variances therefrom) and other applicable government regulations, and there does not exist any notice of any uncorrected violation of any housing, building, safety, fire or other ordinance or applicable governmental regulation. Except for assessments not yet due and payable, Seller is not liable for any unpaid assessments for any public improvements, whether as owner or lessee of any Real Property, nor has Seller received any notice from any appropriate governmental authority of intention to make any public improvement for which Seller may be assessed directly or by reason of a leasehold interest or otherwise. The Real Property is free and clear of all liens and free and clear of all easements, restrictions, building encroachments and other matters disclosed by an accurate survey of the premises, which would have a material adverse effect on the value of any of such properties or the use of any such property in the manner that it is currently being used. All leases for any of the Real Property subject to a lease (the "Real Property Leases") are listed in Schedule 9.4(C). No underground tanks currently or formerly used for the storage of any gas or petroleum products are present at the Real Property and if any such tanks previously existed and were removed, they were removed in accordance with applicable law.

9.5 Inventories. All inventories of Seller are useable in the ordinary course, have been recorded in amounts not in excess of the lower of cost paid by Seller for such items or the market value thereof, and are good and merchantable and readily saleable in the ordinary course of Seller's business.

9.6 Taxes. Within the times and in the manner prescribed by law, Seller has filed all federal, state and local tax returns and reports required by law to have been filed by it, and has paid all taxes, assessments, and penalties due and payable by it. There are no federal, state or local tax liens (other than a lien for property taxes not delinquent) against any of the Assets, nor are there any overdue federal, state or local taxes with respect to any of the Assets. At Closing, all taxes and other assessments and levies which Seller is required by law to withhold or collect, shall have been duly withheld and collected, and if due, shall be paid over to or deposited with the proper governmental authorities.

9.7 Litigation. Except as disclosed in Schedule 9.7, neither Seller nor any employees or officers of Seller is a party to any pending or threatened litigation or administrative investigation or proceedings which would materially and adversely affect the Assets, nor, to the best knowledge of Seller, is there any basis therefor. To the best knowledge of Seller, no complaints or charges of unlawful conduct have been made against Seller or any employees or officers of Seller that relate in any way to the Assets. Buyer is not assuming any liability with respect to any pending or threatened litigation or administrative investigation or proceeding or with respect to any such complaints or charges of unlawful conduct.

9.8 Compliance with Laws. To the best knowledge of Seller, the Assets are in compliance in all material respects with all judgments, decrees, injunctions, orders, writs, rulings, laws, ordinances, statutes, rules, regulations and other requirements of all federal, state and local governmental, administrative and judicial bodies and authorities (the "Legal Requirements"). Seller has not received any notice of any uncorrected violation of any such Legal Requirements. All Real Property, and the use and occupancy thereof, are, to the best knowledge of Seller, in compliance with all Legal Requirements and all applicable leases and insurance requirements. The Real Property has not been used by Seller, any third party acting at the request or direction of Seller (a "Directed Third Party") nor, to the best knowledge of Seller, any other third party, for the generation, manufacture, storage or disposal of, and there has not been transported to or from the Real Property by Seller, any Directed Third Party or, to the best knowledge of Seller, any other third party, any Hazardous Substances or Wastes (as those terms are hereinafter defined) in violation of any Legal Requirements; there are no Hazardous Substances or Wastes present on the Real Property except in compliance with all Legal Requirements; there has been no use of the Real Property by Seller, any Directed Third Party or, to the best knowledge of Seller, any other third party, that may, under any federal, state or local law or regulation, require any closure or cessation of the use of the Real Property or impose upon Seller, its successors or assigns any monetary obligations; Seller has not been identified by any governmental agency or individual in any pending or threatened action, litigation, proceeding or investigation as a responsible party or potentially responsible party for any liability for disposal or releases of any Hazardous Substances or Wastes, no lien or superlien has been recorded, asserted or , to the best knowledge of Seller, threatened against the Real Property for any liability in connection with any environmental contamination; the Real Property has not been listed on either the National Priorities List, as defined in CERCLA, or any state listing of hazardous sites; and the Real Property is in compliance with all environmental laws. For the purposes hereof, "Hazardous Substances" shall mean any flammables, explosives, radioactive materials, asbestos, ureaformaldehyde, hazardous wastes, toxic substances or any other elements or compounds designated as a "hazardous substance", "pollutant" or "contaminant" in the environmental laws or any other Legal Requirements; and "Wastes" shall mean any hazardous wastes, residual wastes, solid wastes or other wastes as those terms are defined in the environmental laws or any other Legal Requirements.

9.9 Absence of Undisclosed Liabilities. There are no liabilities of Seller that have not been disclosed to Buyer which could materially and adversely affect the Assets.

9.10 Knowledge. For purposes of this Agreement, the term "to the best knowledge of Seller" or similar knowledge or awareness qualifiers shall be understood to refer to all matters that are known or, in the exercise of reasonable business judgment, should be known to Seller. For purposes hereof, Seller shall be deemed to have knowledge of all acts and circumstances regarding Seller, the Assets and the Real Property that are known or, in the exercise of reasonable conduct, should be known by Seller's officers, directors, or senior level management.

10.  Representations,   Warranties  and   Agreements  of  Buyer.   Buyer  hereby
     represents, warrants and agrees, as of the date hereof, that:

10.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Utah, with full corporate power and authority to conduct its business as such business is now being conducted, and has requisite corporate power and authority to execute and perform this Agreement and the transactions contemplated hereby.

10.2 No Violation: No Consents. Buyer has taken or will take prior to Closing all necessary or appropriate action to enable Buyer to enter into, execute, deliver and perform this Agreement. The execution and the performance of this Agreement, and the consummation of the transactions contemplated hereby, will not violate any provision of the Articles of Incorporation or Bylaws of Buyer, or, to the best knowledge of Buyer, violate or result in the breach of any term or provision of, or constitute a default or accelerate maturities under any loan or other similar agreement, instrument, indenture, mortgage, deed of trust, or other restriction to which Buyer is a party or by which any of Buyer's property is bound.

10.3 Validity of Agreement. This Agreement and the transactions contemplated hereby have been, or shall have been prior to Closing, duly authorized and approved by the Board of Directors of Buyer, and this Agreement has been duly executed and delivered by Buyer and is the legal, valid and binding obligation, enforceable in accordance with its terms, of Buyer. No other proceedings are necessary to authorize this Agreement and the transactions contemplated hereby, or the performance or compliance by Buyer with any of the terms, provisions or conditions hereof.

10.4 Absence of Undisclosed Liabilities. There are no liabilities of Buyer that have not been disclosed to Seller which could materially and adversely affect the business of Buyer.

10.5 Disclosure. No representation or warranty by Buyer herein or in any statement, certificate, schedule or document furnished or to be furnished by Buyer to Seller pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

10.6 Knowledge. For purposes of this Agreement, the term "to the best knowledge of Buyer" or similar knowledge or awareness qualifiers shall be understood to refer to all matters that are known or, in the exercise of reasonable business judgment, should be known to Buyer. For purposes hereof, Buyer shall be deemed to have knowledge of all acts and circumstances regarding Buyer that are known or, in the exercise of reasonable conduct, should be known by Buyer's officers, directors, or senior level management.

11. Conditions Precedent. Each parties obligations hereunder are subject to the following conditions precedent, each of which conditions must be satisfied prior to Closing:

11.1 Regulatory Approvals. Each party's obligations to close and to perform pursuant to this Agreement shall be subject to prior approval by any applicable regulatory agencies, of the Reinsurance Agreement.

11.2 Closing of Reinsurance Agreement. The Closing of the transactions contemplated by this Agreement shall occur simultaneously with the Closing of the Coinsurance Agreement, as set forth therein, and neither party shall have any obligations to close hereunder until the occurrence of the Closing of the transactions contemplated by the Coinsurance Agreement.

12. Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by registered or certified mail, postage prepaid, addressed as follows to the following addresses, or such other address as shall be furnished in writing by any such party, and such notice or communications shall be deemed to have been given as of the date so delivered and mailed:

          If   to Seller:

                  Acadian Life Insurance Company
                  236 Third Street
                  Baton Rouge, Louisiana 70801
                  Attn: Robert Edward Dolese, Chairman

          And  also to:

                  Acadian Financial Group, Inc.
                  236 Third Street
                  Baton Rouge, Louisiana 70801
                  Attn: Robert Edward Dolese, Chairman

          If   to Buyer:

                  Security National Life Insurance Company
                  5300 South 360 West, Suite 250
                  Salt Lake City, UT 84123
                  Attn: Scott M. Quist, President

          And  also to:

                  Security National Financial Corporation
                  5300 South 360 West, Suite 250
                  Salt Lake City, UT 84123
                  Attn: Scott M. Quist, President

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah.

14. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

15. Public Announcements. All parties hereby agree that no party shall make any public announcement of this transaction, prior to Closing, except with the prior consent of the other parties.



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


                SELLER:

                ACADIAN LIFE INSURANCE COMPANY



                By:________________________________________
                Its:________________________


                ACADIAN FINANCIAL GROUP, INC.



                By:________________________________________
                Its:________________________

                BUYER:


                SECURITY NATIONAL LIFE INSURANCE COMPANY



                By:________________________________________
                Its:________________________


                SECURITY NATIONAL FINANCIAL CORPORATION



                By:________________________________________
                Its:________________________



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